            Philadelphia Consolidated Holding Corp. and Subsidiaries
                        Computation of Earnings Per Share
          (Dollars and Share Data in Thousands, Except Per Share Data)

                                                                           As of and For the Years Ended December 31,
                                                                   ------------------------------------------------------------

                                                                        1999                    1998                   1997
                                                                   ---------------         --------------         -------------

Weighted-Average Common Shares Outstanding                              12,501                  12,249                 12,194

Weighted-Average Share Equivalents Outstanding                           2,615                   2,680                  2,736
                                                                         -----                   -----                  -----

Weighted-Average Shares and Share Equivalents Outstanding
                                                                        15,116                  14,929                 14,930
                                                                        ------                  ------                 ------

Net Income                                                             $18,843                 $20,028                $16,870
                                                                       =======                 =======                =======

Basic Earnings Per Share                                                 $1.51                   $1.63                  $1.38
                                                                         -----                   -----                  -----

Diluted Earnings Per Share                                               $1.25                   $1.34                  $1.13
                                                                         =====                   =====                  =====




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